UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 29, 2008

Date of Report (Date of earliest event reported)

 Commission File Number: 333-146627

Baron Energy Inc.

(Exact name of registrant as specified in its charter)

 Nevada, United States

(State or other jurisdiction of incorporation or organization)

26-0582528

(I.R.S. Employer ID Number)

1081 S. Cimarron, Unit #B5, Las Vegas, Nevada 89145

(Address of principal executive offices) (Zip code)

702-993-7424

     (Issuer's telephone number)

Nevwest Explorations Corp.

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

On August 29, 2008, Baron Energy Inc. (the "Company") completed a private placement of equity in the aggregate amount of $350,000.  Pursuant to the terms of the offering, the Company sold 700,000 shares of common stock at a price of $0.50 per share.  The shares were sold under the auspices of Rule 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2008

BARON ENERGY, INC.

/s/ Albert Abah

Albert Abah

Chief Executive Officer